Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Strong First Quarter 2015 Financial Results

-                 Exceeded revenue and profitability guidance

-                 Announced seamless Wi-Fi offload agreement with Sprint for up to 40 million handsets

-                 Signed 15 DAS carrier contracts, including five at new venues

-                 High-speed Wi-Fi now covers 137,000 beds at 31 U.S. military bases

LOS ANGELES — May 7, 2015 — Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the company’s financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Financial Highlights

•                  Revenue of $29.4 million increased 11.1% compared to $26.5 million in the first quarter of 2014.

•                  Net loss attributable to common stockholders was $7.9 million, or $0.22 per diluted share, compared to a net loss of $5.4 million, or $0.15 per diluted share, in the first quarter of 2014.

•                  Adjusted EBITDA was $3.2 million compared to $3.1 million in the first quarter of 2014. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

Operational Highlights

•                  Announced a multi-year Wi-Fi agreement with Sprint to provide seamless and secure Wi-Fi service in 35 major U.S. airports, encompassing up to 40 million of handsets on Boingo’s entire Passpoint-enabled network.

•                  Entered into partnerships with Lambert—St. Louis International Airport and the North Charleston Coliseum to install and manage new neutral host DAS networks.

•                  Signed 15 DAS carrier contracts, including five at new venues, representing the largest quarter for DAS carrier sales in the Company’s history.

•                  High-speed Wi-Fi and IPTV now available at 31 U.S. military bases, covering 137,000 beds.

Key Business Metrics

•                  Connects of 22.8 million, an increase of 30.3% compared to 17.5 million in the first quarter of 2014.

•                  Retail subscribers of 235,000, a decrease of 20.1% compared to 294,000 in the first quarter of 2014.

•                  Military subscribers of 32,000 compared to 2,000 in the first quarter of 2014.

•                  DAS nodes of 8,900, an increase of 21.9% compared to 7,300 in the first quarter of 2014.

Management Commentary

“The first quarter was an exciting start to the year — for both Boingo Wireless and the industry,” said David Hagan, Chief Executive Officer of Boingo Wireless. “We exceeded our guidance across all categories. Our performance was led by strength in DAS, wholesale Wi-Fi and military.”

Mr. Hagan continued, “DAS was very active throughout the quarter, with T-Mobile and Sprint leading venues for the first time. We signed 15 DAS carrier contracts, including five at new venues, making this our best quarter ever for carrier sales. Our military build-out also progressed with the launch or expansion of five bases and 7,000 new beds, with plans to launch more than 100,000 incremental beds in 2015. The heavy investments we’re making in both DAS and military are paying off and will continue to do so for years to come.”

Mr. Hagan concluded, “Subsequent to quarter end, we announced the signing of Sprint to the industry’s first major carrier offload deal, which enables up to 40 million handsets to seamlessly offload traffic onto our Wi-Fi network. We expect the agreement with Sprint to be just one of many that will occur with the convergence of cellular and Wi-Fi and believe Boingo is extremely well-positioned to take advantage of these trends.”

Business Outlook

Boingo Wireless is initiating guidance for the second quarter ending June 30, 2015 and reiterating guidance for the full year ending December 31, 2015, as follows:

Second Quarter 2015

•                  Revenue is expected to be in the range of $30.5 million to $32.5 million.

•                  Adjusted EBITDA is expected to be in the range of $5.0 million to $6.5 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $7.0 million to $5.5 million, or a net loss of $0.20 to $0.15 per diluted share.

Full Year 2015

•                  Revenue is expected to be in the range of $134.0 million to $140.0 million.

•                  Adjusted EBITDA is expected to be in the range of $27.0 million to $30.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $28.0 million to $25.0 million, or a net loss of $0.77 to $0.69 per diluted share.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its first quarter 2015 financial results beginning at 4:30 pm ET (1:30 pm PT), today, May 7, 2015. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 and enter the passcode: 13605659 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 689-8562 and enter the same passcode. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance. The company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, income tax expense, amortization of intangible assets, stock-based compensation expense, non-controlling interests and interest and other expense (income), net.

Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Boingo’s vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, arenas, universities, and military bases. For more information about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2014 filed with the SEC on March 16, 2015, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014

Revenue	$29,392	$26,452
Costs and operating expenses:
Network access	13,623	12,925
Network operations	8,039	5,824
Development and technology	4,191	3,671
Selling and marketing	4,416	3,885
General and administrative	5,833	4,395
Amortization of intangible assets	893	925
Total costs and operating expenses	36,995	31,625
Loss from operations	(7,603)	(5,173)
Interest and other (expense) income, net	(20)	19
Loss before income taxes	(7,623)	(5,154)
Income tax expense	204	148
Net loss	(7,827)	(5,302)
Net income attributable to non-controlling interests	55	146
Net loss attributable to common stockholders	$(7,882)	$(5,448)

Net loss per share attributable to common stockholders:
Basic	$(0.22)	$(0.15)
Diluted	$(0.22)	$(0.15)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	36,390	35,350
Diluted	36,390	35,350

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$10,619	$8,849
Marketable securities	—	1,614
Accounts receivable, net	32,327	27,917
Prepaid expenses and other current assets	3,262	3,916
Deferred tax assets	787	787
Total current assets	46,995	43,083
Property and equipment, net	120,760	111,772
Goodwill	42,403	42,403
Intangible assets, net	18,777	19,676
Other assets	2,831	2,468
Total assets	$231,766	$219,402

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,367	$4,004
Accrued expenses and other liabilities	18,756	26,109
Deferred revenue	25,164	25,488
Current portion of long-term debt	875	875
Current portion of capital leases	900	309
Total current liabilities	57,062	56,785
Deferred revenue, net of current portion	39,021	27,267
Long-term debt	7,406	2,625
Long-term portion of capital leases	2,010	381
Deferred tax liabilities	3,554	3,432
Other liabilities	1,794	1,482
Total liabilities	110,847	91,972

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 36,560 and 36,267 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	4	4
Additional paid-in capital	191,388	189,725
Accumulated deficit	(70,766)	(62,884)
Accumulated other comprehensive loss	(842)	(443)
Total common stockholders’ equity	119,784	126,402
Non-controlling interests	1,135	1,028
Total stockholders’ equity	120,919	127,430
Total liabilities and stockholders’ equity	$231,766	$219,402

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2015	2014

Net loss attributable to common stockholders	$(7,882)	$(5,448)
Depreciation and amortization of property and equipment	8,054	5,784
Income tax expense	204	148
Amortization of intangible assets	893	925
Stock-based compensation expense	1,835	1,517
Non-controlling interests	55	146
Interest and other expense (income), net	20	(19)
Adjusted EBITDA	$3,179	$3,053

CONTACTS:

PRESS:

Katie O’Neill

Director, Communications

koneill@boingo.com

(310) 689-1163

INVESTORS:

Laura Bainbridge / Kimberly Orlando

Addo Communications

laurab@addocommunications.com  /

kimberlyo@addocommunications.com

(310) 829-5400